Exhibit 10.11(b)

EXECUTION VERSION

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of March 6, 2007 (this “Amendment”), among JPMORGAN CHASE BANK, N.A. (the “Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller” and, together with Fieldstone Mortgage Company, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of July 14, 2006, as amended by Amendment No. 1, dated as of December 20, 2006 and Amendment No. 2, dated as of January 31, 2007 (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following defined term:

“Margin Account” shall mean that certain account #713449874, FIELDSTONE INVESTMENT CORP. MARGIN ACCOUNT HELD BY JPMORGAN CHASE BANK NA, whereby the Sellers shall deposit cash to satisfy a Margin Deficit in accordance with Section 4 hereof.”

SECTION 2. Margin Amount Maintenance. Section 4 of the Existing Repurchase Agreement is hereby amended by deleting subsection (c) thereto in its entirety and replacing it with the following:

“(c) Any cash transferred to the Buyer pursuant to Section 4(a) above may be credited to the Repurchase Price of the related Transactions. In the event that a Seller satisfies a Margin Deficit with cash, such Seller shall remit such cash into the Margin Account which shall be held as unsegregated cash margin and collateral for all Obligations under the Repurchase Agreement. In the event that a Default exists, the Buyer shall be entitled to use any or all of funds in the Margin Account to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, either Seller.”

SECTION 3. Security Interest. Section 8 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, each Seller hereby pledges to Buyer as security for the performance by the Sellers of their Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the records, and all servicing rights related to the Purchased Mortgage Loans, the Repurchase Documents (to the extent such Repurchase Documents and such Seller’s right thereunder relate to the Purchased Mortgage Loans), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Mortgage Loan, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan, the Collection Account, the Payment Account, the Margin Account, any Interest Rate Protection Agreements relating to any Purchased Mortgage Loan, and any other contract rights, accounts (including any interest of such Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, the servicing of the Purchased Mortgage Loans, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between the Sellers or their Affiliates on the one hand and the Buyer or the Buyer’s Affiliates on the other (excluding any syndicated credit facility in which a non-Affiliate of the Buyer is also a creditor), and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”), provided that no Default, Event of Default or Margin Deficit exists, the Buyer shall release its security interest in the Purchased Mortgage Loans upon payment in full to the Buyer of the Repurchase Price with respect thereto.

The Sellers hereby authorize the Buyer to file such financing statement or statements relating to the Repurchase Assets without each Seller’s signature thereon as the Buyer, at its option, may deem appropriate. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8. Upon termination of this Repurchase Agreement and payment by the Seller of the Repurchase Price for all Purchased Mortgage Loans and all other amounts due hereunder to the Buyer and the performance of all obligations under the Repurchase Documents, the Buyer shall release its security interest in any remaining Repurchase Assets.”

SECTION 4. Conditions Precedent. This Amendment shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. The Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers;

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	JPMORGAN CHASE BANK, N.A., as Buyer

	By:	/s/ Mark Wegener
	Name:	Mark Wegener
Title:

Seller:	FIELDSTONE MORTGAGE COMPANY, as Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Sr. Vice President & Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION, as Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Sr. Vice President & Treasurer